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                                                                   Exhibit 99.01
PROXY
                             PERMANENT BANCORP, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                              _______________, 2000

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints ________________ and ________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Permanent Bancorp, Inc. ("Permanent") which the undersigned beneficially holds of record on ___________, 2000 and would be entitled to vote at the Special Meeting of Shareholders of Permanent, to be held at _____________________, located at _________________, Evansville, Indiana, 47708, on ___________, 2000, at ___:____ __.m., local time, and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

         The Board of Directors of Permanent recommends a vote FOR approval of Proposal 1.

         Only holders of shares of Permanent common stock of record at the close of business on __________, 2000 are entitled to notice of, and to vote at, the Special Meeting of Shareholders or any adjournment or postponement thereof.

         1. Adoption of the Agreement of Affiliation and Merger ("Agreement"), dated December 20, 1999, by and among Permanent, Old National Bancorp, Merger Corporation I, Old National Bank and Permanent Bank pursuant to which Permanent Bank will merge into Old National Bank and Permanent will merge into Merger Corporation I and each outstanding share of Permanent common stock will be converted into the right to receive such number of shares of Old National Bancorp common stock as is provided for in the Agreement and as described in the accompanying Proxy Statement-Prospectus.

                      [ ] FOR            [ ] AGAINST         [ ] ABSTAIN

         2. In their discretion, those named in this proxy may vote on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

                           Please sign on reverse side


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                         (continued from other side)


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES NAMED ABOVE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY (I) FILING WITH THE SECRETARY OF PERMANENT AT OR BEFORE THE SPECIAL MEETING A WRITTEN NOTICE OF REVOCATION BEARING A LATER DATE THAN THIS PROXY; (II) DULY EXECUTING A SUBSEQUENT PROXY RELATING TO THE SAME SHARES AND DELIVERING IT TO THE SECRETARY OF PERMANENT AT OR BEFORE THE SPECIAL MEETING; OR (III) ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON (ALTHOUGH ATTENDANCE AT THE SPECIAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE REVOCATION OF THIS PROXY). IF THIS PROXY IS PROPERLY REVOKED AS DESCRIBED ABOVE, THEN THE POWER OF THE PROXIES NAMED HEREIN TO ACT HEREUNDER SHALL BE DEEMED TERMINATED AND OF NO FURTHER FORCE AND EFFECT.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



DATED:                 , 2000
      ---------------                       ------------------------------------
                                                (Signature of Shareholder)



                                            ------------------------------------
                                                (Signature of Shareholder)


                                                     Please sign exactly as your
                                                     name appears on your stock
                                                     certificates and on the
                                                     label placed to the left.
                                                     Joint owners should each
                                                     sign personally. Trustees,
                                                     guardians, executors and
                                                     others signing in a
                                                     representative capacity
                                                     should indicate the
                                                     capacity in which they
                                                     sign.